UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      December 18, 2006
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On December 18, 2006, Hasbro, Inc. (the "Company"), and its subsidiaries Hasbro Receivables Funding, LLC (the "LLC") and Wizards of the Coast, Inc. ("WOTC"), entered into an amendment (the "Amendment") to the Receivables Purchase Agreement, dated December 10, 2003 (as previously amended, the "RPA") with CAFCO, LLC ("CAFCO"), Starbird Funding Corporation ("Starbird"), Citibank, N.A., BNP Paribas acting through its New York Branch, and Citicorp North America, Inc. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the RPA.

     The RPA, and the related documents, provided a receivables securitization facility pursuant to which the Company and WOTC could sell qualifying accounts receivables to the LLC, and the LLC could in turn sell undivided interests in such accounts receivable to CAFCO and Starbird. Prior to the Amendment the securitization facility was scheduled to expire on December 18, 2006.

     The Amendment extended the receivables facility under the RPA to December 1, 2011 (the "Extended Term"), provided that the facility remains subject to an annual renewal process during the Extended Term, as was the case with the facility prior to the Amendment.

     Prior to the Amendment, the securitization facility allowed for the sale of undivided interests in accounts receivables up to a maximum aggregate outstanding amount of $250 million at any one time. Sales of interests in receivables are subject not only to the maximum purchase limit, but are also subject to compliance with certain reserve and other ratios which can decrease the total purchase limit which can be utilized at any given time.

     The Amendment provides for a maximum aggregate outstanding purchase limit of $250 million from the first day of the February fiscal month to the last day of the September fiscal month of each year. However, under the Amendment, the maximum aggregate outstanding purchase limit for interests in receivables which may be sold from the first day of the October fiscal month to the last day of the January fiscal month is raised to $300 million, again subject to compliance with reserve and other ratios.

     The Amendment further provides that the Applicable Margin charged for funding under the facility, which previously fluctuated up or down based solely on the Company's debt rating, is now based on a level corresponding to the Company's debt rating or a level corresponding to the Company's Debt to EBITDA Ratio, whichever is more favorable to the Company.

     Finally, the Amendment revised the computation of certain of the reserve and other ratios, including the dilution reserve, required under the facility in a manner which the Company believes will increase the Company's ability to utilize the facility as a source of funding (subject, however, in all cases to compliance with the maximum purchase limit on outstanding sales of receivables described above).



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: December 21, 2006                  By:  /s/ David D.R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)